EXHIBIT 99.1

CONSENT OF MORGAN KEEGAN & COMPANY, INC.

We hereby consent to the inclusion in this registration Statement on Form S-4 of U.S. Restaurant Properties, Inc. of our letter to the Board of Directors of U.S. Restaurant Properties, Inc., included as Annex E to the Joint Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus.

/s/ Morgan Keegan & Company, Inc.

MORGAN KEEGAN & COMPANY, INC.

Date: September 17, 2004